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                                                                     EXHIBIT 1.1

                SELECTED NON-EXCLUSIVE BROKER-DEALER AGREEMENT



                                    ___, 2003





_______________________________

_______________________________

_______________________________



Ladies and Gentlemen:

        Iroquois Bio-Energy Company, LLC, an Indiana limited liability company (the "COMPANY") hereby confirms its agreement with you with respect to the Company's offer and sale of the Company's Class A units (collectively, the "UNITS"). The Company has commenced a public offering of Units in the minimum amount of $19,000,000 and a maximum amount of $25,000,000 (the "OFFERING"). The subscribers therefor, each of whom will be named in a subscription agreement substantially similar to the form of subscription agreement attached as an exhibit to the Prospectus (hereinafter referred to the "SUBSCRIPTION AGREEMENT"), and by which all such subscribers will be bound, will, at the election of and sole discretion of the Company, become unitholders ("UNITHOLDERS") of the Company. Pursuant to the terms and conditions hereof, the Company desires to appoint you as a non-exclusive third-party limited broker-dealer (the "BROKER-DEALER") to offer and sell up to and no more than 2,500,000 units ($2,500,000) if the maximum offering is sold, and 1,900,000 units ($1,900,000) if the minimum offering is sold, to the investors listed on
Schedule I. You understand and agree that certain of the officers and directors of the Company will also offer and sell the Units, and the Company may engage other third-party broker-dealers to offer and sell the units but subject to the terms and conditions hereof.

SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        (a) The Company represents and warrants to you as of the date hereof as follows:

                (i) A registration statement on Form SB-2 (File No. 333-100672) with respect to the Units have been prepared and filed with the Securities and Exchange Commission ("COMMISSION") by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations of the Commission thereunder (the "REGULATIONS"), and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. There have been or will


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        promptly be delivered to you a conformed copy of such registration statement and amendments and a copy of each exhibit filed therewith.

                Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b)), as from time to time amended or supplemented, are hereinafter referred to as the "REGISTRATION STATEMENT," and the "PROSPECTUS," respectively, except that if any revised prospectus shall be provided to the Broker-Dealer by the Company for use in connection with the offering of the Units which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "EXCHANGE ACT."

                (ii) The Commission has not issued any order preventing or suspending the use of the prospectus, and the prospectus has conformed in all material respects with the requirements of the Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the Act and in all material respects conformed or will in all material respects conform to the requirements of the Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (iii) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capitalization or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, unitholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus.


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                (iv)    The Company is duly formed and validly existing as a
        limited liability company in good standing under the laws of Indiana, with power and authority to own or lease its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign limited liability company for the transaction of business and is and will be in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification (except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company or subject the Company, its unitholders or its members to any material liability or disability (a "MATERIAL ADVERSE EFFECT").

                (v) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued equity securities of the Company have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Indiana Limited Liability Company Act) non-assessable and conform in all material respects to the descriptions thereof in the Prospectus.

                (vi) The Units have been duly and validly authorized and, when issued and delivered against payment therefore as provided in this Agreement and the Prospectus, will be duly and validly issued and fully paid and (except as non-assessability may be affected by the Indiana laws governing limited liability companies) non-assessable and will conform to the descriptions thereof contained in the Prospectus.

                (vii) The issue and sale of the Units by the Company, and the consummation of the transactions contemplated herein, therein and in the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; nor will such action result in any violation of the provisions of any of the formation or governing documents, including the Operating Agreement (the "Operating Agreement"), of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the properties of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the consummation of the transactions contemplated by this Agreement or the Prospectus, except the registration under the Act as described in
        Section 1(a) herein and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws in connection with the offer and sale of the Units as contemplated by this Agreement and the Prospectus.

                (viii) The Company is not (A) in violation of its formation or governing documents, including the Operating Agreement, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.


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                (ix)    The statements set forth in the Prospectus under the
        captions "Description of Units and Operating Agreement," insofar as they purport to constitute a summary of the terms of the Units, and under the captions "Description of Units and Operating Agreement," "Federal Income Tax Consequences of Owning Our Units" and "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

                (x) Boulay, Heutmaker, Zibell & Co. P.L.L.P., who have certified certain financial statements and schedules of the Company included in the Prospectus, are independent public accountants as required by the Act and the Regulations.

                (xi) The financial statements of the Company included in the Registration Statement present fairly the financial position of the Company as of the respective dates of such financial statements, and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under "Selected Financial Data" presents fairly on the basis stated in the Prospectus, the information set forth therein.

                (xii) The PRO FORMA financial information disclosed under "Selected Financial Data" in the Prospectus have been properly complied on the PRO FORMA basis described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

                (xiii) The Company (A) makes and keeps accurate books and records and (B) maintains internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (3) access to its assets is permitted only in accordance with management's authorization, and (4) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                (xiv) The Company is a "small business issuer" as such term is defined in Rule 405 under the Act.

                (xv) The Company has all of the necessary limited liability company power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding agreement of the Company.

                (xvi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Minimum Subscription Date, and except as otherwise may be specifically described, indicated or contemplated therein,


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        the Company will not have (A) issued any securities or incurred any material liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company.

                (xvii) The Company is not involved in any labor dispute and, to the knowledge of the Company, no such dispute has been threatened, except for such disputes as would not have a Material Adverse Effect.

                (xviii) To the Company's knowledge, the Company is not in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable.

                (xix) The Company has or will seek to obtain all licenses, permits, franchises, or other governmental authorization (collectively the "Permits") necessary for the ownership and operation of an ethanol plant and to the conduct of its business generally except for any permits in which the Company's failure to obtain would not constitute a Material Adverse Effect.

                (xx) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company; all pending legal or governmental proceedings to which the Company is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to its business, are considered in the aggregate not material; and there are no contracts or documents of the Company which are required to be described in or filed as exhibits to the Registration Statement which have not been so described or filed.

                (xxi) The Company has not received a determination from the Internal Revenue Service, but to its knowledge is qualified and at all times through the Offering Termination Date, as defined in Section 2 hereof, will qualify for treatment as a partnership for Federal income tax purposes under current interpretations of the Internal Revenue Code of 1986, as amended, and regulations thereunder.

                (xxii) On the date hereof, and at all times through the Offering Termination Date, defined in Section 2 hereof, the Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

                (xxiii) The Company has or will file all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes


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        shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority, except for such deficiencies that would not constitute a Material Adverse Effect.

        (b) Any certificate signed by any officer of the Company and delivered to you or your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

SECTION 2.  OFFERING AND SALE OF UNITS.

        (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, you have agreed to act as a non-exclusive limited broker-dealer for the purpose of offering and selling the Units for the account and risk of the offerees listed on Schedule I and to no one else, and subject to the performance by the Company of all of its obligations to be performed hereunder and to the completeness and accuracy of all the representations and warranties contained herein, and subject to the performance by each of the subscribers of each of their obligations under the section entitled "Subscription Procedures" in the Prospectus, you hereby accept such appointment and agree on the terms and conditions herein set forth to use commercially reasonable efforts to offer and sell the Units at a public offering price of $1.00 per Unit, to each investor listed on Schedule I in the amounts described herein.

        The Offering Period will terminate on March 31, 2003, unless extended to August 31, 2003 by the board of managers of the Company (either March 31, 2003 or such later date, as applicable, the "OFFERING TERMINATION DATE"). As of the date hereof and at all times during the Offering Period you agree with the representations and covenants made to us in this Section 2, and you agree to follow the procedures set forth in this Section 2.

        (b) Signature pages to the Subscription Agreement and the Operating Agreement (the Subscription Agreement together with the Operating Agreement are hereinafter referred to as the "SUBSCRIPTION DOCUMENTS") must be completed by or on behalf of each person desiring to purchase Units in form and substance satisfactory to the Company. You shall ascertain that the signature pages to the Subscription Documents sent in by or on behalf of a prospective purchaser of Units have been properly completed and executed. You shall return the Subscription Documents together with a check (in the amount or amounts required by paragraph (a) above) payable to "People's State Bank as escrow agent - Iroquois Bio-Energy Company, LL Escrow" (the "BANK") to the Company at Iroquois Bio-Energy, 6317 East 181st Avenue, Hebron, Indiana 46341-9302.

        (c) You are a properly licensed broker-dealer under applicable federal and state law and under applicable rules and regulations of the National Association Securities Dealers, and you shall be so qualified throughout the Offering.

        (d) You will comply with the requirements of Rule l5c2-4 of the Securities Exchange Act of 1934, as amended and any applicable state law or regulation applicable to your efforts in the Offering.


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        (e)     You agree to retain in your records and make available to us, for a period of at least four years after the Offering Termination Date, information establishing that each purchaser of the Units pursuant to a Subscription Agreement solicited by you is within the permitted class of investors under the requirements, if any, of the jurisdiction in which such purchaser is a resident, and that investment in the Company is appropriate for each such purchaser's investment objectives and financial situation. In addition, you agree that you shall be responsible for determining that each purchaser of Units pursuant to a Subscription Agreement solicited by you meets the suitability requirement for investors contained in the Prospectus and you agree to retain records evidencing such compliance with the suitability requirement for each investor.

        (f) The Company, upon receipt of the aforementioned signature pages to the Subscription Documents, will determine as soon as practicable (but in no event more than 30 days after receipt) whether it expects to accept the proposed purchaser as a Unitholder in the Company, it being understood that the Company reserves the right to reject the tender of any signature pages to the Subscription Documents and to reject all tenders after all of the Units have been sold. The Company, at its sole discretion, will determine if such Subscription Documents have been properly completed and executed. Should the Company determine to accept the tender of the signature pages to the Subscription Documents, the Company will promptly advise you of such action. Should the Company determine to reject the tender of the signature pages to the Subscription Documents, it will promptly notify you in writing (and, if the Company elects, the prospective purchaser), of such determination, and will promptly cause the return of the tendered signature pages to the Subscription Documents and payment of the purchase price of the Units directly to you or to the prospective purchaser.

        (g) "MINIMUM SUBSCRIPTION DATE" as used herein shall mean the date, no later than March 31, 2003 (unless extended to August 31, 2003 by the board of managers of the Company, then no later than August 31, 2003), on which the Company and the Bank shall notify you in writing that subscriptions and payments for an aggregate of at least 19,000,000 Units shall have been received and accepted by the Company.

        (h) In the event the offering is commenced and subscriptions for at least 19,000,000 Units (the "Minimum Offering") shall not have been received by the Offering Termination Date, all funds received from subscribers (if any) shall be returned by the Bank to the subscribers in full, without deduction of any escrow or other fees and expenses but with any interest earned thereon being delivered to the Company. If the Minimum Offering is achieved and prior to the Offering Termination Date, the Company closes on $27,919,000 - $34,094,000 in debt financing (the "FINANCING COMMITMENT"), then the Company shall issue the Units subscribed and paid for and accepted by the Company to each purchaser (an "ISSUANCE DATE"). If the Company has not received the Financing Commitment prior to the Offering Termination Date, then each subscriber's purchase price shall be returned by the Bank to the subscribers, with any interest earned thereon being delivered to the Company.

        (i) As consideration for your services, your compensation will be paid to you as follows:


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                (i)     Upon the Issuance Date, you will be paid at a commission
                        of 5% of the purchase price for each Unit sold to the investors listed on Schedule I, which commission is due and payable on such Issuance Date.

        Such commissions shall be paid to you by a Company check.

        (j) You shall not directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to the purchase of Units.

        (k) You will not disseminate or publish any advertisement relating to your solicitation of subscribers for the Units (including, without limitation, any advertisement relating to seminars).

        (l) The aggregate number of Units that you may sell shall not exceed 2,500,000 ($2,500,000) if the maximum offering is sold, or 1,900,000
($1,900,000) if the minimum offering is sold. You further acknowledge that the maximum number of Units that the Company may sell through arrangements with limited dealers shall not exceed 7,500,000 units ($7,500,000) if the maximum offering is sold, and 5,700,000 Units ($5,700,000) if the minimum offering is sold. You further agree that the Company may limit the number of Units that you may sell to satisfy these requirements.

SECTION 3.  COVENANTS OF THE COMPANY.

        The Company covenants with you as follows:

        (a)     It will notify you immediately and confirm the notice in writing
(i) when the Registration Statement and any amendment thereto shall have become effective, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

        (b) It will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Agent in connection with the offering of the Units which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case


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may be, and will not file any such amendment or supplement or use any such prospectus to which you shall reasonably object in writing.

        (c) It will deliver to you, as soon as available, one signed copy of the Registration Statement as originally filed and of each amendment thereto and one set of exhibits thereto.

        (d) It will deliver to you from time to time, before the Registration Statement becomes effective, such number of copies of the Registration Statement as originally filed and any amendments thereto and as soon as the Registration Statement initially becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the Act or the Regulations, and such number of copies of the Subscription Agreement and the Operating Agreement as you may reasonably request.

        (e) During the period when the Prospectus is required to be delivered pursuant to the Act, the Company will comply, so far as it is able and at its own expense, with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in, the Units during such period in accordance with the provisions herein and as set forth in the Prospectus.

        (f) It will comply with all applicable registration, filing and reporting requirements of the Exchange Act.

        (g) It will endeavor in good faith, in cooperation with you, to qualify the Units for offering and sale under the applicable securities or "blue sky" laws of such jurisdictions as the Company has designated; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business or to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. It will give you notice of any correspondence received from any state securities commission regarding the Offering and will give you notice of its intention to file, or prepare for filing, any materials related to the Offering with any state securities commission; it will furnish you copies of any of the foregoing promptly upon receipt or prior to filing, as applicable, and will not file any such materials to which you shall reasonably object in writing. In each jurisdiction where the Units shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

        (h) It will make generally available to the Company's security holders (I.E., the holders of Units) as soon as practicable, but not later than 120 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder, which need not be certified by independent public accountants unless required by the Act or the Regulations) covering the twelve-month period, or such earlier period since the


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Company's inception, beginning not later than the first day of the Company's fiscal quarter following the effective date of the Registration Statement. As used in this subsection, the terms "earnings statement" and "made generally available to the Company's security holders" shall have the meanings contained in Rule 158 promulgated under the Act.

        (i) It will, so long as any Units remain outstanding, make available to you the following:

                (i) as soon as practicable after the end of each fiscal year, one copy of the Company's annual report, including therein the accountants' report, the balance sheet, the related statements of profit and loss and cash flows for the Company, together with such accountants' comments and notations with respect thereto in such detail as the Company may customarily receive from such accountants;

                (ii) as soon as practicable after the end of each fiscal quarterly period, one copy of a balance sheet of the Company as at the end of such period, setting forth in reasonable detail its financial position, together with related statements of profit and loss and cash flows, none of which statements need be audited, but shall be certified as correct by the Company;

                (iii) copies of any report, application or document which the Company shall file with the Commission; and

                (iv) as soon as the same shall be sent to holders of Units, each communication which shall be sent to the holders of Units, including any other annual or interim report of the Company.

        (j) It will deliver to you, from time to time, all supplemental sales material (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by the Company in connection with the offering of Units.

        (k) It intends to source funds and to use funds in the manner specified in the Prospectus.

        (l) It will use the net proceeds received by it from the sale of the Units being sold by it in the manner specified in the Prospectus.

        (m) It will maintain adequate books and records setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Company. You or your designated representative shall have the right, at any reasonable time, to have access to and inspect and copy the contents of such books and records.


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SECTION 4.  COVENANTS OF AGENT.

        You covenant with the Company as follows:

                (a) You agree to offer and sell the Units according to all of the terms and conditions of the Registration Statement, the Rules of Fair Practice of the NASD, all applicable state and federal laws, including the Act, as amended, and any and all regulations related thereto. You shall not have any authority to give any information or make any representations in connection with any offer or sale of the Units other than as contained in the Prospectus or as is otherwise expressly authorized in writing by the Company.

                (b) The Units shall be offered and sold only where the Units may be legally offered and sold, and only to such persons in such states listed on Schedule I who shall be legally qualified to purchase the Units. The Company shall give you written notice at the time of effectiveness of the Registration Statement of those states in which the offering and sale of the Units may be made, and shall amend such notice thereafter as additional states are added. No Units shall be offered or sold in any other states.

                (c) Neither you nor any person associated with you shall give any information, written or oral, or make any representation, written or oral, in connection with the offering other than those contained in the Prospectus or such other material as may be provided or approved by the Company.

SECTION 5.  CONDITIONS OF YOUR OBLIGATIONS.

        Your obligations hereunder are subject to the accuracy of and compliance with the representations and warranties of the Company, to the performance by the Company of its obligations hereunder and to the following further conditions:

        (a) The Registration Statement shall become effective not later than 5:30 P.M., Eastern time, on the date hereof, or, with your consent, at a later time and date not later, however, than 5:30 P.M., Eastern time, on the business day following the date hereof; and at the Minimum Subscription Closing Date and Issuance Date no stop order suspending the effectiveness thereof shall have been issued under the Act or proceeding therefor initiated or threatened by the Commission and not rescinded.

        (b) On the Issuance Date you shall receive a certificate signed by the principal executive officer and principal financial officer of the Company to the effect that (i) the signer has carefully examined the Operating Agreement, the Registration Statement and the Prospectus and, in the signer's opinion, at the time the Registration Statement became effective and at the Minimum Subscription Closing Date and Issuance Date, as the case may be, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its issue date and as of such date, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment of, or supplement to, the Prospectus but which has not been so set forth; (iii) no stop order suspending the effectiveness of the Registration Statement, has been issued and no proceedings therefor have been instituted or threatened by the Commission and not rescinded;
(iv) the representations, warranties and agreements contained in Section 1(a) are true and correct in all material respects with the same effect as though expressly made at the Minimum Subscription Closing Date and Issuance Date as the case may be; (v) since the effective date of the Registration Statement, no material adverse change in circumstance has occurred with regard to the transactions described in the Prospectus which should have been set forth in an amendment of, or supplement to, the Prospectus, but which has not been so set forth; (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, no material and unfavorable change, financial or otherwise, in the business, condition or prospects of the Company has occurred or become known; no transaction which is material and unfavorable to the Company has been entered into by the Company; and there has not been any obligation, contingent or otherwise, directly or indirectly incurred by the Company, which is material to the Company, other than such obligations that are incurred in the ordinary course of the Company's business; and (vii) subsequent to the execution and delivery of this Agreement, there has been no change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, whether or not arising in the ordinary course of business, which is material and adverse to the current or prospective financial condition or results of operations of the Company.

        (c) At the Issuance Date, the qualification of the Units under the specified "blue sky" jurisdictions remain valid.

        (d) At the Issuance Date, the Company shall be in compliance with all reporting requirements under the Exchange Act.

        (e) If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all your obligations hereunder may be cancelled by you by notifying the Company of such cancellation in writing at any time at or prior to the Issuance Date and any such cancellation or termination shall be without liability of any party to any other party.

        All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

SECTION 6.  INDEMNIFICATION AND CONTRIBUTION.

        (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities to which you or such controlling person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse you and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of your gross negligence of recklessness or to the extent any such loss, claim, damage or liability suffered or incurred by you (or any person who controls you) resulted from an action, claim or suit by any person who purchased Units from you in the offering and you failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Units in any case where such delivery is required by the Act. In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse you on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (b) You will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with your written consent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of violation of any rule or regulation of the NASD in connection with the offer and sale of the Units, and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 6(b), you agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), you will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which you may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

        (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and you in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and you shall be deemed to be in the same proportion in the case of the Company as the total price paid to the Company for the Units sold by you (net of commission but before deducting expenses), and in your case, as the commission received by you bears to the total of such amounts paid to the Company and received by you as commission in each case as contemplated by the Prospectus. The relative fault of the Company and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        Notwithstanding the provisions of this Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Units sold by it and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The provisions of this Section 6 shall survive any termination of this Agreement.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

        All representations, warranties and agreements contained in this Agreement (including your covenants provided in Section 4 hereof) or contained in a certificate of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, you or any person who controls you, or by or on behalf of the Company and shall survive the Offering Termination Date.

SECTION 8.  EFFECTIVE DATE OF THIS AGREEMENT.

        This Agreement shall become effective upon execution by both parties.

SECTION 9.  TERMINATION.

        Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

        (a) Either the Company or you may terminate this Agreement at any time.

SECTION 10. NOTICES AND AUTHORITY TO ACT.

        All communications hereunder shall be in writing and, if sent to you, shall be mailed, delivered or faxed and confirmed to you at _____________________________________, Attention: ________________, or, if sent to the Company, shall be delivered or faxed and confirmed at Iroquois Bio-Energy, LLC, 6317 East 181st Avenue, Hebron, Indiana 46341-9302, Attention:
President, with a copy to Lindquist & Vennum, 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, Attention Michael Weaver.

SECTION 11. PARTIES.

        This Agreement shall inure to the benefit of and be binding upon each of you and the Company and your and the Company's respective successors, this Agreement and the conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, except as otherwise specifically provided herein.

Section 12. APPLICABLE LAW.

        This Agreement shall be construed in accordance with the laws of the State of Indiana.




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                                       16
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        If the foregoing is accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you and the Company in accordance with its terms.

                                       Very truly yours,

                                       IROQUOIS BIO-ENERGY COMPANY, LLC



                                       By ______________________________________
                                          Title: _______________________________

CONFIRMED AND ACCEPTED as of the date first above written:

___________________________________



By ______________________________________
   Title: _______________________________

                                   SCHEDULE I
                                    INVESTORS


NAME                                STATE          UNITS       PURCHASE PRICE
----                                -----          -----       --------------




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